UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 22, 2026

UPBOUND GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38047 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	UPBD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New EVP - Chief Operating Officer

On September 22, 2026, Upbound Group, Inc. (the “Company”) announced that Mr. Scott Young will join the Company as its Executive Vice President - Chief Operating Officer effective September 22, 2026. Mr. Young will report directly to Mr. Fahmi Karam, Chief Executive Officer.

Mr. Young, age 60, has more than 30 years of experience leading and scaling consumer financial services, fintech, payments, lending, and digital banking businesses. Most recently, he served as Senior Vice President and Global Head of Financial Services at PayPal, Inc., where he oversaw the company’s buy now, pay later, debit and credit card, and savings businesses across 11 countries. Prior to joining PayPal, from 2023 to 2024, Mr. Young served as Founder and Chief Executive Officer of Aisling Consulting, where he advised financial services, payments, and fintech companies and served in fractional executive leadership and advisory roles. From 2022 to 2023, he served as Chief Executive Officer of iCreditWorks, a lending technology platform focused on healthcare finance. From 2017 to 2022, he served as a Managing Director at Goldman Sachs and held leadership positions within its Marcus digital banking business, including roles as Chief Commercial Officer and Chief Financial Officer. Prior to Goldman Sachs, Mr. Young held senior leadership roles at Citigroup, Barclays, GE Capital, and MBNA. Mr. Young received a bachelor’s degree from Georgetown University.

In connection with his appointment, the Company entered into an offer letter with Mr. Young (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Young will receive (1) an annual base salary of $610,000, (2) an annual cash incentive bonus with a target opportunity equal to 60% of Mr. Young’s base salary, with the first bonus pro-rated for length of service in 2026 and paid in the first quarter of 2027, (3) a one-time sign-on equity award of Performance Stock Units valued at $3,111,000 under the Company’s Long-Term Incentive Plan, granted on the first business day of the month following his start date and earned based on stock price hurdle attainment over a four-year performance period, and, starting in February 2027, eligibility to participate in the Company’s Long-Term Incentive Program with an annual award target equal to 170% of his base salary, and (4) eligibility to participate in benefit plans and programs (e.g., medical, dental, vision, life insurance, disability, 401(k) with company match, and Deferred Compensation Plan) generally provided to senior executives. Mr. Young will enter into an EVP Executive Transition Agreement with the Company upon his start date, which provides specified payments and benefits upon an involuntary termination of employment, subject to the terms and conditions of the Executive Transition Agreement.

There are no arrangements or understandings between Mr. Young and any other persons pursuant to which he was selected as Executive Vice President - Chief Operating Officer, and Mr. Young has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 22, 2026, the Company issued a press release announcing the appointment of a new Executive Vice President – Chief Operating Officer, as described in Item 5.02 in this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description
99.1	Press Release regarding the appointment of a new Chief Operating Officer, issued September 22, 2026

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPBOUND GROUP, INC.

Date: September 22, 2026	By:	/s/ Christopher Pfirrman
Christopher Pfirrman
Executive Vice President, General Counsel